UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2009

Senomyx, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50791	33-0843840
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4767 Nexus Centre Drive San Diego, California		92121
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 646-8300

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

On May 4, 2009 we amended our existing Collaborative Research and License Agreement dated October 26, 2004 with Nestlé SA for the discovery and commercialization of novel flavor ingredients in the coffee and coffee whitener fields.  This is our second collaboration with agreement with Nestlé.  The first collaboration, which was entered into in May 2002, is focused on the discovery of novel flavors and flavor enhancers in the dehydrated and culinary food, frozen food and wet soup fields.  Under the terms of the amendment, we and Nestlé agreed that the discovery phase of the agreement concluded in January 2009 and the program advanced into the development phase with Nestlé paying funding through July 25, 2010, one year earlier than previously anticipated. In addition, Nestlé’s funding obligations over the remaining collaborative period have been reduced to reflect a commensurate reduction in Senomyx’s internal research and development resources dedicated to the Nestlé project.  We and Nestlé agreed to add a new milestone in which Senomyx could receive a milestone payment upon achievement of a specific product development goal. Also, under the terms of the amendment Nestlé has the right to terminate the agreement without cause upon 90 days’ advance notice, provided that under certain circumstances it must pay additional research funding if it terminates the agreement prior to the end of the collaborative period.  The combined total of all research funding and milestone payments under the amended agreement could exceed $12 million if all milestones are met.  Upon commercialization, we will receive royalty payments based on sales of products containing new flavor ingredients developed under the agreement.  We intend to file the amendment with the Securities and Exchange Commission in the future and will seek confidential treatment for certain material terms of the amendment at such time.  The press release dated May 5, 2009 announcing our entry into the amendment and describing certain of its material terms is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01                                             Financial Statements and Exhibits.

(d) Exhibits.

99.1                           Press release of Senomyx, Inc. dated May 5, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENOMYX, INC.

	By:	/S/ DAVID B. BERGER
David Berger
Vice President, General Counsel and Corporate Secretary

Date: May 5, 2009

INDEX TO EXHIBITS

99.1                           Press release of Senomyx, Inc. dated May 5, 2009.